   As filed with the Securities and Exchange Commission on December 20, 2001.

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

                         INGERSOLL-RAND COMPANY LIMITED
             (Exact name of registrant as specified in its charter)

                  BERMUDA                                   NONE
  (State of incorporation or organization)    (IRS Employer Identification No.)

          200 CHESTNUT RIDGE ROAD
         WOODCLIFF LAKE, NEW JERSEY                         07677
  (Address of principal executive offices)               (Zip Code)

If this form relates to the registration of a class of      If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange        securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction        Act and is effective pursuant to General Instruction
A.(c),  please check the following box. [X]                 A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


              Title of each class                        Name of each exchange on which
              to be so registered                        each class is to be registered
              -------------------                        ------------------------------
CLASS A COMMON SHARES, PAR VALUE $1.00 PER SHARE             NEW YORK STOCK EXCHANGE


PREFERENCE SHARE PURCHASE RIGHTS TO PURCHASE                 NEW YORK STOCK EXCHANGE
SERIES A PREFERENCE SHARES, PAR VALUE $.001 PER SHARE

Securities to be registered pursuant to Section 12(g) of the Act:   NONE

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



Item 1.  Description of Registrant's Securities to be Registered.

     The information for the Class A Common Shares and the Preference Share Purchase Rights under the caption "Description of Authorized Shares of IR-Limited" set forth in Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-71642) of Ingersoll-Rand Company Limited (the "Company") filed with the Securities and Exchange Commission on October 30, 2001 is incorporated herein by reference.

Item 2.  Exhibits.
         --------

         Exhibit No.       Description of Exhibit
         -----------       ----------------------
             1.            Memorandum of Association of the Company
                           (incorporated by reference to Exhibit 3.1 of the
                           Company's Registration Statement on Form S-4,
                           Registration No. 333-71642)

             2.            Amended and Restated Bye-laws of the Company
                           (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4,
                           Registration No. 333-71642)

             3.            Specimen Class A Common Share certificate of the
                           Company (incorporated by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-4,
                           Registration No.
                           333-71642)

             4.            Certificate of Designation, Preferences and Rights of
                           Series A Preference Shares of the Company
                           (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4,
                           Registration No. 333-71642)

             5.            Rights Agreement between the Company and The Bank of
                           New York, as Rights Agent, which includes the Form of Right Certificate as Exhibit B thereto (incorporated by reference to Exhibit 4.2 of the Company's
                           Registration Statement on Form S-4, Registration No.
                           333-71642)

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           INGERSOLL-RAND COMPANY LIMITED



Date:    December 20, 2001                 By:   /s/ Ronald G. Heller
                                              ----------------------------------
                                           Name:  Ronald G. Heller
                                                --------------------------------
                                           Title:  Vice President and Secretary
                                                 -------------------------------